EXHIBIT 5


                                   October 7, 1996


Merrill Lynch & Co., Inc.
World Financial Center
North Tower
New York, New York  10281-1334


Gentlemen:

     We have acted as your counsel and are familiar with the corporate proceedings had in connection with the proposed issuance and sale by Merrill Lynch & Co. Inc. (the "Company") of up to $5,000,000,000 aggregate principal amount of its senior debt securities, including Structured Yield Product Exchangeable for Stock (the "Senior Debt Securities"); subordinated debt securities (the "Subordinated Debt Securities", and together with the Senior Debt Securities, the "Debt Securities"); warrants to purchase Debt Securities (the "Debt Warrants"); warrants entitling the holders thereof to receive from the Company a payment or delivery determined by reference to decreases or increases in the level of an index or portfolio based on one or more equity or debt securities, any statistical measure of economic or financial performance, the price or value of any commodity or any combination thereof (the "Index Warrants"); and/or warrants to receive from the Company the cash value in U.S. dollars of the right to purchase or to sell foreign currencies or units of two or more foreign currencies as may be designated by the Company at the time of offering (the "Currency Warrants").

     We have examined such documents and records as we deemed appropriate, including the following:

     (a) a copy of the Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware;

     (b) copies of the Company's Registration Statement on Form S-3 relating to the Securities (as defined below) (the "Registration Statement");

     (c) a copy of the indenture with respect to the Senior Debt Securities between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee, dated as of April 1, 1983, as amended and restated (the "1983 Senior Indenture"), in the form executed by the Company and Chemical Bank;

     (d) a copy of the indenture with respect to the Senior Debt Securities between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.), as trustee, dated as of October 1, 1993 (the "1993 Senior Indenture"), in the form executed by the Company and The Chase Manhattan Bank, N.A.;

     (e) a copy of the supplemental indenture with respect to the Senior Debt Securities between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.), as successor trustee, dated October 25, 1993 (the "1993 Supplemental Indenture"), in the form executed by the Company and The Chase Manhattan Bank, N.A.;

     (f) a copy of the form of indenture with respect to the Subordinated Debt Securities to be entered into by the Company and The Chase Manhattan Bank, formerly known as Chemical Bank, as trustee (the "Subordinated Indenture"), in the form filed or incorporated by reference as an exhibit to the Registration Statement;

     (g) a copy of the form of indenture with respect to Index Warrants which are to be issued with a minimum value payable upon expiration (a "Minimum Expiration Value") (including a form of global index warrant certificate) (the "Index Warrant Indenture"), in the form filed or incorporated by reference as an exhibit to the Registration Statement;

     (h) a copy of the form of warrant agreement with respect to Index Warrants other than Index Warrants which are to be issued with a Minimum Expiration Value (including a form of global index warrant certificate) (the "Index Warrant Agreement"), in the form filed or incorporated by reference as an exhibit to the Registration Statement;

     (i) a copy of the form of warrant agreement with respect to the Debt Warrants (including a form of global debt warrant certificate) (the "Debt Warrant Agreement"), in the form filed or incorporated by reference as an exhibit to the Registration Statement; and

     (j) a copy of the form of warrant agreement with respect to the Currency Warrants (including a form of global currency warrant certificate) (the "Currency Warrant















































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
          Agreement"), in the form filed or incorporated by reference as an exhibit to the Registration Statement.

     The Debt Warrants, Index Warrants and Currency Warrants are hereinafter collectively referred to as the "Warrants". The Warrants and the Debt Securities are hereinafter collectively referred to as the "Securities". The "1983 Senior Indenture" shall mean such indenture as amended by the Trust Indenture Reform Act of 1990. The 1983 Senior Indenture, 1993 Senior Indenture and the 1993 Senior Indenture, as supplemented by the 1993 Supplemental Indenture, are hereinafter collectively referred to as the "Senior Indentures". The Senior Indentures, Subordinated Indenture and Index Warrant Indenture, including any supplemental indenture thereto, are hereinafter collectively referred to as the "Indentures". The Debt Warrant Agreement, Currency Warrant Agreement and Index Warrant Agreement are hereinafter collectively referred to as the "Warrant Agreements".

     Based upon the foregoing and upon such further investigation as we deem relevant in the premises, we are of the opinion:

     1. The Company has been duly incorporated under the laws of the State of Delaware.

     2. The Senior Indentures have been duly and validly authorized, executed and delivered by the Company and, as amended by the Trust Indenture Reform Act of 1990, constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

     3. When appropriate corporate action has been taken to authorize the Company to execute and deliver any applicable Subordinated Indenture, Index Warrant Indenture, supplemental indenture or Warrant Agreement, to fix the terms of one or more issues of Securities under an Indenture or Warrant Agreement and to authorize their issue, and such Indenture or Warrant Agreement shall have been duly executed and delivered by the Company and the trustee or warrant agent, and when the Securities with terms so fixed shall have been duly authenticated or countersigned by the trustee or warrant agent, as the case may be, and duly issued under the respective Indenture or Warrant Agreement in accordance with such corporate action, such Indentures and/or Warrant Agreements and such Securities will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

     With respect to enforcement, the above opinions are qualified to the extent that enforcement of the Indentures, Warrant Agreements or Securities may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general equity principles






































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
(regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Security denominated in other than United States dollars (or foreign or composite currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. We have further assumed with respect to enforcement that, when fixed, the terms of the Securities will comply with all applicable "bucket shop" or similar state laws, or have the availability of federal preemption therefrom.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                   Very truly yours,


                                   /s/ Brown & Wood LLP
































































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